EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) and the Annual Report on Form 10-K of Pacific Coast Oil Trust of the information from our firm’s reserves report dated March 1, 2017 and all references to our firm included in or made part of the Pacific Coast Trust Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons
President and Chief Operating Officer

Houston, Texas

March 10, 2017

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients.  The digital document is intended to be substantively the same as the original signed document maintained by NSAI.  The digital document is subject to the parameters, limitations, and conditions stated in the original document.  In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.